Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our report dated March 31, 2021 relating to the consolidated financial statements of Bunker Hill Mining Corp. in the Registration Statement Form S-1 Amendment No.1 of Bunker Hill Mining Corp. dated January 3, 2022.

January 3, 2022	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Ontario	Licensed Public Accountants